Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Dimeco, Inc.

We consent to the incorporation by reference in the Registration Statement Nos. 333-69420, 333-69416, and 333-169454, Form S-3D, and Form S-3D POS No. 333-111309 of Dimeco, Inc. of our report dated March 14, 2013, relating to our audit of the consolidated financial statements, which appears in the December 31, 2012, Annual Report on Form 10-K of Dimeco, Inc.

/s/ S.R. Snodgrass A.C.

Wexford, Pennsylvania

March 27, 2013